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                                                                   EXHIBIT 10.03


                        CONSECO CAPITAL MANAGEMENT, INC.
                            11825 N. Pennsylvania Street
                                           P.O. Box 1925
                                   Carmel, Indiana 46032
                                            317.817.2804


                                                                   March 2, 1998
Mr. Weldon W. Wilson
Executive Vice President
General Counsel & Secretary
Life Reassurance Corporation of America
969 High Ridge Rd.
Stamford, CT 06905

RE:    LIFE REASSURANCE CORPORATION
       LIFERE CORPORATION
       REASSURE AMERICA LIFE INSURANCE COMPANY
       TEXASRE LIFE INSURANCE COMPANY
         INVESTMENT ADVISORY AGREEMENT

Dear Mr. Wilson:

We are writing to inform you of some revisions to the language of the scope of liability clause in our standard form of investment advisory agreement. In order to better track the language generally prescribed by the Securities and Exchange Commission for these types of clauses, we have, among other changes, removed the word "gross" before "negligence", removed the words "willful misfeasance" and substituted "malfeasance", and removed the words "in bad faith" from the same clause in paragraph (a). We also have made some stylistic changes.

We would like to incorporate the revised clause in the Investment Advisory Agreement between us. The revised clause, which would replace paragraphs (a),
(b) and (c) of Section 8 of that Agreement, reads as follows:

         8.       Scope of Liability

         (a) Subject to paragraph (c) below, neither the Adviser nor any shareholder, officer, director or employees thereof shall be liable to the Company, or to the Board of Directors of the Company or to any shareholder of the Company, for errors of judgment or other errors or for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Company except to the extent such liability or losses result from negligence or malfeasance or violation of applicable law.

         (b) Subject to paragraph (c) below, the Adviser and its stockholders, officers, directors and employees may (but are not required to) consult with the officers or directors of the Company, the Company's legal counsel and/or the Company's independent accountants and shall not be liable for any action taken or omission suffered in good faith, reasonable reliance upon and in accordance with the written opinion or written
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advice of any such officer, counsel or accountants.

         (c) The federal securities laws impose liabilities under certain circumstances on persons who act in good faith and therefore nothing in paragraphs (a) and (b) above shall in any way constitute a waiver or limitation of any rights which the Company may have under any federal securities laws.

Please evidence your agreement to the replacement of those paragraphs of that Agreement with the above paragraphs by signing the enclosed copy of this letter and returning it to us in the enclosed envelope. Please also attach this letter to your copy of the current Investment Advisory Agreement between us. If you have any questions, please do not hesitate to call your Portfolio Manager or Bill Latimer, our Senior Counsel, at 317/817-6863.

Sincerely,


/S/ MAXWELL E. BUBLITZ

Maxwell E. Bublitz
President

AGREED TO:

LIFE REASSURANCE CORPORATION
LIFERE CORPORATION
REASSURE AMERICA LIFE INSURANCE COMPANY
TEXASRE LIFE INSURANCE

By:  /S/ BRUCE I. WEISER                             APRIL 15,     1998
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                  (Signature)                        Dated


         BRUCE I. WEISER
          (Printed Name)